EXHIBIT 23(a)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-1006, 333-27995, 333-55999, 333-70485,
333-39172, 333-39218, 333-63198, 333-90398, 333-106253, and 333-116249) and Form
S-3 (No. 333-107676) of Denbury Resources Inc. of our report dated March 14, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Dallas, Texas
March 14, 2005